Exhibit 21

VIAD CORP
(Delaware)

Active and Inactive (I) Subsidiaries and Affiliates* organized by business segment as of December 31, 2008

GES EXPOSITION SERVICES, INC. (“GES”)
ethnoMetrics Inc. (Delaware)
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
Créode Communications Inc. (Canada)+
Services d’Expositions P.E. Poitras Ltée (Québec)
GES Exposition Services, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey)
Expo Accessories, Inc. (New York)
Expo Display & Design, Inc. (New Jersey)
Shows Unlimited, Inc. (Nevada)
Tradeshow Convention Services Inc. (Washington)
GES Service Companies Limited (United Kingdom)
Corporate Technical Services Limited (United Kingdom)
MES Holdings Limited (United Kingdom)
Melville Electrical Services Limited (United Kingdom)(I)
Melville Exhibition and Event Services Limited (United Kingdom)
Melville Hire Services Limited (United Kingdom)(I)
Proj-X4 Exhibition and Events Limited (United Kingdom)
Las Vegas Convention Service Co. (Nevada)(I)
EXPERIENTIAL MARKETING SERVICES++
EXG, Inc. (Delaware)
Giltspur Exhibits of Canada, Inc. (Ontario)
David H. Gibson Company, Inc. (Texas)
The Becker Group, Ltd. (Maryland)
Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France)(I)
Voblo Verwaltungs GmbH (Germany)
Viad Service Companies Limited (United Kingdom)
NRI Limited (United Kingdom)(I)+++
SDD Exhibitions Limited (United Kingdom)(I)
TRAVEL AND RECREATION SERVICES
Glacier Park, Inc. (Arizona) (80)%
Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
Brewster Inc. (Alberta)
Banff Hospitality Residence Ltd. (Alberta) (43.52)%
CORPORATE AND OTHER
VREC, Inc. (Delaware)

*	Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

~~	Indicates a Corporate and Other Subsidiary

+	Amalgamated into Clarkson-Conway Inc., effective January 1, 2009

++	Exhibitgroup/Giltspur is not listed under this business segment because it is a division of Viad Corp.

+++	In liquidation.